                                                                       EXHIBIT 1



                           $________________________



                               KMART CORPORATION

                   PASS THROUGH CERTIFICATES, 1995-K3 AND 1995-K4



                             UNDERWRITING AGREEMENT



                                 June __, 1995

                             UNDERWRITING AGREEMENT


                                                                   June __, 1995



Morgan Stanley & Co. Incorporated
Goldman Sachs & Co.
c/o Morgan Stanley & Co. Incorporated
  1251 Avenue of the Americas
  New York, New York  10020

Dear Sirs:

          Kmart Corporation, a Michigan corporation (the "Company"), proposes that Shawmut Bank Connecticut, National Association, a national banking association, as trustee (the "Pass Through Trustee") under each of the two separate Pass Through Trust Agreements, each dated as of June __, 1995 (each, a "Pass Through Trust Agreement" and, collectively, the "Pass Through Trust Agreements"), between the Company and the Pass Through Trustee, issue and sell $___________ aggregate principal amount of Pass Through Certificates, 1995-K3 and 1995-K4 (collectively, the "Certificates"), consisting of the principal amount of Certificates with the interest rates and final distribution dates set forth on Schedule A hereto, to the several underwriters named in Schedule A hereto (the "Underwriters"), on the terms and conditions stated herein and in Schedule A hereto.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 33-______), including a prospectus, relating to the Certificates. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the Registration Statement; the prospectus in the form first used to confirm sales of Certificates is hereinafter referred to as the Prospectus. As used herein, the terms "Registration Statement", "Prospectus", and "preliminary prospectus" shall include documents incorporated by reference therein.

          As used in this Agreement, capitalized terms not otherwise defined shall have the meanings specified in the Pass Through Trust Agreements, or, if not so defined therein, the meanings specified in each of the 18 Indentures referred to in such Pass Through Trust Agreements.

          1.  Representations and Warranties.  The Company represents and
              ------------------------------
warrants to each of the Underwriters that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act, and has prepared and filed on such Form S-3 with the Commission the Registration Statement on such Form; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

          (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Pass Through Trustee.

          (c) Each document filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus (the "Incorporated Documents") when filed with the Commission complied or will comply in all material respects with the Exchange Act and the applicable rules and regulations thereunder.

          (d) (i) The financial statements included in the Incorporated Documents present fairly the consolidated financial position of the Company and its subsidiaries taken as a whole as of the dates indicated and the consolidated results of operations, cash flows and changes in financial position for the periods specified (subject to year-end adjustments in the case of financial statements included in the Company's reports on Form 10-
     Q); except as otherwise stated in the Incorporated Documents, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules for the Company and its subsidiaries taken as a whole present fairly the information required to be stated therein, (ii) the summary of financial data included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent in all material respects with that of the audited consolidated financial statements included in the Incorporated Documents and (iii) the accountants who certified the consolidated financial statements and supporting schedules included in the Incorporated Documents are independent public accountants as required by the Exchange Act and the rules and regulations promulgated thereunder.

          (e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (f) Each subsidiary of the Company, if any, which is a "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X under the Act and herein, a "Material Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

          (g) This Agreement has been duly authorized, executed and delivered by the Company.

          (h) The execution and delivery by the Company of this Agreement, each of the Operative Documents to which the Company is, or is to be, a party, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with the terms hereof and thereof do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws, as amended, of the Company or any material indenture, mortgage, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of their respective properties is bound, except for such conflicts, breaches or defaults that individually or in the aggregate do not and would not have a material adverse effect on the Company and its subsidiaries taken as a whole (a "Material Adverse Effect") or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties except such violations that individually or in the aggregate do not and would not have a Material Adverse Effect; and no consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Certificates [and the Notes], the valid authorization, execution, delivery and performance by the Company of this Agreement and each of the Operative Documents to which the Company is, or is to be, a party, or the consummation by the Company of the transactions contemplated by this Agreement and each of the Operative Documents to which the Company is, or is to be, a party, except such as are required by the Operative Documents, the Securities Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states.

          (i) Each of the Operative Documents to which the Company is, or is to be, a party, has been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) in the case of the Leases, the enforceability thereof may be limited by applicable law which may affect the remedies provided therein, which laws, however, do not make such remedies inadequate for the practical realization of the rights and benefits intended to be provided thereby. Each of the Pass Through Trust Agreements as executed is substantially in the form filed as an exhibit to the Registration Statement and has been duly qualified under the Trust Indenture Act. Each of the Operative Documents to which the Company is, or is to be, a party will conform in all material respects to the descriptions thereof in the Prospectus.

          (j) [The Certificates have been duly authorized and,] when duly executed and authenticated by the Pass Through Trustee in accordance with the terms of the respective Pass Through Trust Agreement and this Agreement, will be duly issued under such Pass Through Trust Agreement and, when delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Pass Through Trustee, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability; and the holders thereof will be entitled to the benefits of the Pass Through Trust Agreement pursuant to which the Certificates are to be issued.

          (k) [The Notes to be issued under each related Supplemental Indenture, when duly executed and delivered by the related Owner Trustee and duly authenticated by the Indenture Trustee in accordance with the terms of such

     Supplemental Indenture, will be duly issued under such Supplemental Indenture and will constitute valid and binding obligations of such Owner Trustee, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and the holders thereof will be entitled to the benefits of the Indenture and the related Supplemental Indenture.]

          (l) There has not occurred any material adverse change, or any development of which the Company is aware and that the Company has reasonable cause to believe involves a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

          (m) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (o) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          2.   Purchase and Delivery.  The Company hereby agrees to cause the
               ---------------------
Pass Through Trustee to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Pass Through Trustee the respective principal amounts of Certificates set forth in Schedule A hereto at 100% of their respective amounts
- -- the purchase price -- plus accrued interest, if any, from June __, 1995 to the date of payment and delivery.

          3.   Public Offering.  The Company is advised by you that the
               ---------------
Underwriters propose to make a public offering of their respective portions of the Certificates as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Certificates are to be offered to the public initially at 100% of their principal amount -- the public offering price -- plus accrued interest, if any. The Certificates may be offered to certain dealers selected by you at concessions not in excess of the concessions set forth in the Prospectus, and that any Underwriter may allow, and such dealers may reallow, concessions, not in excess of the concessions set forth in the Prospectus, to any Underwriter or to certain other dealers.

          As compensation to the Underwriters for their commitments and obligations hereunder in respect of the Certificates, including their respective undertakings to offer the Certificates for sale to the public, the Company will pay to the Underwriters an amount equal to $____________________, which constitutes ____% of the aggregate principal amount of the Certificates purchased by each Underwriter. Such payment shall be made simultaneously with, and is conditioned upon, the payment by the Underwriters to the Pass Through Trustee of the purchase price of the Certificates as specified in Section 4 hereof. Payment of such compensation shall be made by Federal funds check or other immediately available funds to the order of Morgan Stanley & Co. Incorporated.

          4.   Payment for the Certificates.  Payment for the Certificates shall
               ----------------------------
be made by wire transfer payable to the order of the Pass Through Trustee in immediately available funds at the office of Shawmut Bank Connecticut, National Association, 777 Main Street, Hartford, Connecticut 06115 on _______, 1995 or at such other time on the same or such other date, not later than _________________, 1995, as shall be designated in writing by you and the Company. The time and date of such payment are hereinafter referred to as the "Closing Date".

          Payment for the Certificates shall be made against delivery to you for the respective accounts of the several Underwriters of the Certificates registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Certificates to the Underwriters duly paid. Each such Certificate shall be available for inspection by the Underwriters in New York, New York, not later than 1:00 p.m. on the Business Day two Business Days prior to the Closing Date.

          5.   Conditions to Closing.  The several obligations of the
               ---------------------
Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:
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                                       7

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

               (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the Company's knowledge, threatened by the Commission;

               (ii) there shall not have been any downgrading, nor any notice given of any intended or potential downgrading, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

               (iii) there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus that, in your reasonable judgment, is material and adverse and that makes it, in your reasonable judgment, impracticable to market the Certificates on the terms and in the manner contemplated in the Prospectus; and

               (iv) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange or the American Stock Exchange, (B) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and, in the case of any of the events described in clauses (iv)(A) through
          (D), such event, singly or together with any other such event, makes it, in your reasonable judgment, impracticable to market the Certificates on the terms and in the manner contemplated by the Prospectus.

          (b) The Underwriters shall have received on the Closing Date, a certificate of the Company, signed by the Chairman of the Board, the President or any Vice President of the Company, dated as of the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose has been instituted or, to the Company's knowledge, threatened; and

               (iii) there has been no change in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus that is material and adverse.

          (c) You shall have received on the Closing Date an opinion of A.N. Palizzi, General Counsel for the Company, dated the Closing Date to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (ii) each of the Material Subsidiaries of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

               (iii) this Agreement has been duly authorized, executed and delivered by the Company;

               (iv) the execution and delivery by the Company of this Agreement, the Pass Through Trust Agreements, and the performance by the Company of its obligations under this Agreement and the Pass Through Trust Agreements, will not contravene any provision of (a) applicable law,
          (b) the articles of incorporation or by-laws of the Company, (c) to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or,
          (d) to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clause (a), (c) and (d), such contraventions that individually or in the aggregate do not and would not have a Material Adverse Effect; and

               (v) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (d) You shall have received on the Closing Date an opinion of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel for the Company, dated the Closing Date, to the effect that:

               (i) [the Certificates have been duly authorized and,] when executed, authenticated and issued in accordance with the provisions of the respective Pass Through Trust Agreement and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be entitled to the benefits of their respective Pass Through Trust Agreement and will be valid and binding obligations of the Pass Through Trustee, enforceable in accordance with their terms; and the holders of the Certificates are entitled to the benefits of the Pass Through Trust Agreement pursuant to which the Certificates are issued;

               (ii) each of the Pass Through Trust Agreements has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, fraudulent conveyance, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights, to the discretionary nature of equitable remedies such as receivership, specific performance, injunctive relief and the like and to general principles of equity including requirements or reasonableness and good faith in the exercise of rights and remedies;

               (iii) Each of the Operative Documents to which the Company is, or is to be, a party, has been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) in the case of the Leases, the enforceability thereof may be limited by applicable law which may affect the remedies provided therein, which laws, however, do not make such remedies inadequate for the practical realization of the rights and benefits intended to be provided thereby.

               (iv) no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and the Pass Through Trust Agreements, except such as may be required by the terms of the Operative Documents, the Securities Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Certificates;

               (iv) each of the Operative Documents conforms in all material respects to the description thereof contained in the Prospectus; and the description of the Certificates conforms in all material respects to the rights set forth in the instruments defining the same;

               (v) the statements (1) in the Prospectus under the captions (a) "Description of the Mortgage Notes", (b) "Description of the Certificates", insofar as they purport to constitute a summary of the terms of the Certificates, (c) "Description of the Leases" and (d) "Underwriting", insofar as they purport to describe the provisions of this Agreement and (2) in the Registration Statement under Item 15, in the cases set forth in (1)(a) and (2), insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, and insofar as they relate to statements of law or legal conclusions, are correct in all material respects;

               (vi) such counsel has reviewed the statements set forth in the Prospectus under the captions "Certain Federal Income Tax Consequences" and "ERISA Considerations" and is of the opinion that, insofar as such statements constitute summary descriptions of certain matters of law or legal conclusions with respect thereto, are correct in all material respects;

               (vii) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

               (viii) such counsel (1) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (2) believes that (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (3) believes that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus as of its issue date and as of the Closing Date did not and does not contain any untrue statement of a material fact or did not and does not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (ix) each of the Incorporated Documents (except for financial statements and schedules as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

          (e) You shall have received on the Closing Date an opinion of Shearman & Sterling, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraph (iii) of paragraph (c) and subparagraphs, (i), (ii), (vi) (but only as to the statements in the Prospectus under "Description of the Certificates", "Description of the Mortgage Notes", "Description of the Leases" and "Underwriting"), and (ix) of paragraph (d) above.

          With respect to subparagraphs (viii) and (ix) of paragraph (d) above, Dickinson, Wright, Moon, Van Dusen & Freeman may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and the Incorporated Documents and review and discussion of the contents thereof, but are without independent check or verification except as specified. With respect to subparagraph (viii) of paragraph (d) above, Shearman & Sterling may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the Incorporated Documents) and review and discussion of the contents thereof (including the Incorporated Documents), but are without independent check or verification except as specified.

          The opinion of Dickinson, Wright, Moon, Van Dusen & Freeman described in paragraph (d) above shall be rendered to you at the request of the Company and shall so state therein.

          (f) You shall have received on the Closing Date an opinion, in form and substance satisfactory to you and to your counsel, of Shipman & Goodwin, counsel for Shawmut Bank Connecticut, National Association, dated the Closing Date, to the effect that:

               (i) the Pass Through Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States, and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver each of the Operative Documents to which the Pass Through Trustee is a party, and to perform its obligations under such Operative Documents and to consummate the transactions contemplated by the Operative Documents to which the Pass Through Trustee is a party and each such agreement constitutes a valid and binding obligation of the Pass Through Trustee, enforceable against the Pass Through Trustee in accordance with its terms; and the Certificates have been validly issued and are entitled to the benefits of the respective Pass Through Trust Agreements;

               (ii) each of the Operative Documents to which the Pass Through Trustee is a party has been duly authorized, executed and/or authenticated, as the case may be, and delivered by the Pass Through Trustee;

               (iii) the execution and delivery by the Pass Through Trustee of each of the Operative Documents to which the Pass Through Trustee is a party, and the performance by the Pass Through Trustee of its obligations under each of the Operative Documents to which the Pass Through Trustee is a party, do not and will not contravene any provision of the Articles of Association or by-laws of the Pass Through Trustee and do not and will not contravene, result in a violation or breach of, or constitute a default under, any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the banking, trust or fiduciary powers of the Pass Through Trustee;

               (iv) neither the consent, approval, authorization or order of, qualification or filing with, or notice to, nor the taking of any other action in respect of, any governmental body or agency of the State of Connecticut or the United States regulating the banking, trust or fiduciary powers of the Pass Through Trustee is required for the execution and delivery by the Pass Through Trustee of each of the Operative Documents to which the Pass Through Trustee is a party, or for the performance by the Pass Through Trustee of its obligations under each of the Operative Documents to which the Pass Through Trustee is a party; and

               (v) the statements in the Registration Statement and the Prospectus under the heading "Certain Connecticut Taxes", to the extent that they constitute matters of law or legal conclusions with respect thereto, regarding taxation by the State of Connecticut have been prepared or reviewed by such counsel and are correct in all material respects.

          (g) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Price Waterhouse, LLP, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in of incorporated by reference into the Registration Statement and the Prospectus.

          (h) You shall have received (i) a signed opinion of Hodgson, Russ, Andrews, Woods & Goodyear as to, among other things, the legal, valid and binding nature of each Original Indenture and the enforceability thereof, and (ii) a signed copy of each of the other opinions to be provided to the Indenture Trustee pursuant to

     Section 4 of the Participation Agreements, in each case addressed to you and dated as of the Closing Date.

          (i) The Company shall have furnished to you and to your counsel, in form and substance satisfactory to such counsel, such other documents, certificates and opinions as such counsel may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

          (j) The Certificates shall have been rated not less than BBB by Standard & Poor's Ratings Group and Baa1 by Moody's Investors Service.

          6.   Covenants of the Company.  In further consideration of the
               ------------------------
agreements of the Underwriters herein contained, the Company covenants as follows:

          (a) To furnish to you, without charge, two signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter two conformed copies of the Registration Statement (without exhibits) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated therein by reference, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement for your review; provided, however, that the foregoing
                                 --------  -------
     requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will upon request cause to be delivered to the Underwriters promptly after being filed with the Commission; and not to file any such proposed amendment or supplement to which you or your counsel reasonably object.

          (c) If, during such period after the first date of the public offering of the Certificates as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Certificates may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, to endeavor to maintain such qualification for as long as the laws of such jurisdictions so require and to notify the Underwriters of any termination of such qualifications; provided, however, that the
                                                --------  -------
     Company shall not be obligated to so qualify the Certificates if such qualification requires it to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

          (e) To make generally available to the Company's security holders and to you upon request as soon as practicable an earning statement covering the twelve-month beginning on the first day of the first full fiscal quarter after the date hereof, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder.

          (f) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Certificates (other than the Certificates) without your prior written consent.

          (g) Whether or not any sale of the Certificates is consummated, to pay, or cause the Owner Trustees to pay, the following expenses incident to this Agreement and the Pass Through Trust Agreements: (i) the preparation, printing and distribution of this Agreement, the Registration Statement, the preliminary prospectus, the Prospectus and all amendments and supplements thereto and each of the Operative Documents, (ii) the preparation, issuance and delivery of the Certificates, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Certificates under securities laws in accordance with the provisions of Section 6(d), including filing fees and the reasonable fees and disbursements of the Underwriters' counsel in connection therewith and in connection with the preparation of any Blue Sky Memorandum, (v) the reasonable fees and expenses of the Pass

     Through Trustee, the Owner Trustees and the Indenture Trustee and the reasonable fees and disbursements of counsel for the Pass Through Trustee, the Owner Trustees and the Indenture Trustee, (vi) the reasonable fees and expenses of all counsel retained to serve as local counsel in connection with the transactions contemplated in the Operative Documents, (vii) certain fees and disbursements of your counsel as heretofore agreed and
     (viii) any fees charged by rating agencies for the rating of the Certificates.

          (h) The Company, during the period when a prospectus relating to the Certificates is required to be delivered under the Securities Act (in the opinion of your counsel), will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

          7.   Indemnification and Contribution.  (a)  The Company agrees to
               --------------------------------
indemnify and hold harmless each Underwriter and each person, if any, who controls each Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable fees and expenses of counsel in connection with any governmental or regulatory investigation or proceeding) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the Prospectus as originally filed or any amendment or supplement thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company
                                            --------  -------
will not be liable (i) in any case to the extent that such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon or in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (ii) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of the Underwriters results from the fact that the Underwriters sold Certificates to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Company has previously furnished copies thereof in sufficient quantity and in a sufficiently timely manner to the Underwriters and such loss, claim, damage or liability to the Underwriters results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was identified in writing to the Underwriters prior to the time of the determination of the purchase price referred to in Section 2 hereof and corrected in the Prospectus or in the Prospectus as then amended or supplemented.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing of the institution of such proceeding and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.
It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of parties indemnified pursuant to paragraph (a) above, such separate firm shall be designated in writing by Morgan Stanley & Co. Incorporated and, in the case of parties indemnified pursuant to paragraph (b) above, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Certificates shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Certificates (before deducting expenses) received by the Company bear to the total commissions received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro
                                                                           ---
rata allocation (even if the Underwriters were treated as one entity for such
- ----
purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the total commissions received by each Underwriter pursuant to this Agreement and not joint. The remedies provided for in this
Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Certificates.

          8.   Termination.  This Agreement shall be subject to termination, by
               -----------
notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) there has been any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, (ii) there has occurred any outbreak or escalation of hostilities or other calamity or crises the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Certificates, (iii) trading in securities generally on the New York Stock Exchange has been suspended or materially limited or if a general moratorium on commercial banking activities has been declared by either Federal or New York State authorities or
(iv) there has been any downgrading, or any notice given of any intended or potential downgrading, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          9.   Default by One of the Underwriters.  If either Underwriter shall
               ----------------------------------
fail on the Closing Date to purchase the Certificates which it is obligated to purchase hereunder (the "Defaulted Certificates"), you shall have the right, but not the obligation, within 24 hours thereafter to make arrangements for the non-defaulting Underwriter (the "Non-Defaulting

Underwriter") to purchase all, but not less than all, of the Defaulted Certificates upon the terms herein set forth; if, however, the Non-Defaulting Underwriter shall have not completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of the Non-Defaulting Underwriter.

          10.  Headings.  The headings of the sections of this Agreement have
               --------
been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          11.  Miscellaneous.  This Agreement may be signed in two or more
               -------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.

                                    Very truly yours,

                                    KMART CORPORATION


                                    By____________________________
                                      Name:
                                      Title:



Accepted, _____________________, 1995

Morgan Stanley & Co.
  Incorporated
Goldman, Sachs & Co.


By  Morgan Stanley & Co.
     Incorporated

By_______________________________
  Name:
  Title:

                                   SCHEDULE A


Dated:  June __, 1995

KMART CORPORATION



                            Aggregate
Pass Through Certificates   Principal      Interest        Final
       Designation           Amount          Rate     Distribution Date
- -------------------------   ---------      --------   -----------------

     1995-K3
     1995-K4



Underwriters:  Morgan Stanley & Co. Incorporated
               Goldman, Sachs & Co.

Underwriting fees, discounts, commissions or other compensation:  $

Closing date, time and location: June __, 1995 at 10:00 a.m., New York City time at the offices of Dewey Ballantine, 1301 6th Avenue, New York, New York 10019

Location for checking Certificates: Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022